EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                                                   State of
Name                                            Ownership %      Incorporation
----                                            -----------      -------------
Public Service Electric and Gas Company             100            New Jersey
Enterprise Diversified Holdings Incorporated        100            New Jersey


    The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.